United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

FORTUNE RISE ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40990	86-1850747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13575 58th Street North, Suite 200 Clearwater, Florida	33760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 727-440-4603

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	OTC Pink FRLAU	N/A

Class A Common Stock, par value $0.0001 per share	OTC Pink FRLA	N/A

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	OTC Pink FRLAW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Executive Officer and Chief Financial Officer

On January 30, 2025, Ryan Spick, the Principal Executive Officer and Chief Financial Officer of Fortune Rise Acquisition Corporation, a Delaware corporation (the “Company”), notified the Company of his plans to resign from the Company to pursue other opportunities, effective immediately. Mr. Spick did not resign due to any disagreement with the Company, its board of directors or its management regarding any matters relating to the Company’s operations, policies or practices.

Appointment of Principal Executive Officer and Chief Financial Officer

On February 4, 2025, the Board of Directors (the “Board”) of the Company appointed Jon Peraza to serve as the Company’s Principal Executive Officer and Chief Financial Officer effective as of February 4, 2025.

Jon Peraza has served as the Legal Administrator and Shareholder Services Manager at OriginClear, Inc., a water technology company, since 2012. In this role, he oversees corporate governance, shareholder services, regulatory compliance, and financial administration. Prior to joining OriginClear, Mr. Peraza worked at Wiseman & Burke, a business and financial management company, where he gained experience in financial administration and corporate services.

The terms and conditions of Mr. Peraza’s appointment will be governed by a consulting agreement dated as of February 4, 2025 by and among the Company, Fortune Rise Sponsor, LLC, and Mr. Peraza (the “Consulting Agreement”). The Consulting Agreement provides that no compensation will be paid to Mr. Peraza by the Company. The Consulting Agreement provides for a term of two years, unless earlier terminated by either party upon 10 business days’ written notice.

A copy of the Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the Consulting Agreement contained herein is qualified in its entirety by the full text of such exhibit.

There are no family relationships between Mr. Peraza and any of the Company’s directors or other executive officers, and Mr. Peraza is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, dated February 4, 2025, by and between Fortune Rise Acquisition Corporation and Jon Peraza
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortune Rise Acquisition Corporation

Date: February 25, 2025	By:	/s/ Jon Peraza
	Name:	Jon Peraza
	Title:	Principal Executive Officer

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